Exhibit 10.25

Execution Version

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dated 30 November 2023

AMENDMENT TO TERM LOAN FACILITY

MARINA NEW BUILD, LLC

as Borrower

NCL CORPORATION LTD.

as Guarantor

OCEANIA CRUISES LTD.

as Charterer

and Shareholder

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

The Banks and Financial Institutions

LISTED IN SCHEDULE 1

as Lenders

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

SOCIÉTÉ GÉNÉRALE

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent

and SACE Agent

SUPPLEMENTAL AGREEMENT

relating to a facility agreement originally dated 18 July 2008 (as amended, amended and restated and as supplemented from time to time) in respect of the part financing of the passenger cruise ship m.v. "MARINA"

Index

ClausePage

1Definitions and Interpretation2

2Conditions Precedent4

3Representations4

4Amendments to Facility Agreement and other Finance Documents5

5Indemnity13

6Further Assurance13

7Costs, Expenses and Fees13

8Notices13

9Counterparts14

10Signing Electronically14

11Governing Law14

12Enforcement14

Schedules

Schedule 1 Lenders and Commitments15

Part A The Tranche A Lenders15

Part B The Tranche B Lenders16

Part C The Tranche C Lenders17

Schedule 2 Conditions Precedent18

Schedule 3 Form of Effective Date Certificate20

Execution

Execution Pages21

THIS AGREEMENT is made on 30 November 2023

Parties
(1)	MARINA NEW BUILD, LLC, an exempted limited liability company continued under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda as borrower (the "Borrower")
(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Guarantor")
(3)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Holding")
(4)	OCEANIA CRUISES LTD., an exempted company continued under the laws of Bermuda and having its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Charterer" and "Shareholder")
(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments) as lenders (the "Lenders")
(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France and SOCIÉTÉ GÉNÉRALE a French société anonyme having its registered office located at 29 Boulevard Haussmann, 75009 Paris under number Siren 552 120 222 at the Registre du Commerce et des Sociétés of Paris, France as mandated lead arrangers (the "Mandated Lead Arrangers")
(7)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as agent and SACE agent (the "Agent" and the "SACE Agent")
Background
(A)	By the Original Facility Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) the Dollar Equivalent of up to EUR 349,520,718 for the purpose of assisting the Borrower in financing (a) payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (b) payment to SACE of the Dollar Equivalent of 100% of the second instalment of the SACE Premium payable on the original Drawdown Date.
(B)	Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, the Original Facility Agreement was amended pursuant to an amendment agreement dated 4 June 2020 (the "2020 Amendment Agreement"), and further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021 (the "2021 Amendment and Restatement Agreement"), pursuant to which the parties agreed to, amongst other things, the deferral of repayments of principal under the

EUROPE/74609471v3

Original Facility Agreement (as amended from time to time prior to the date of such amendment agreement).
(C)	By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended from time to time prior to the date of such amendment agreement) and by a supplemental agreement dated 16 December 2022 (the "December 2022 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended from time to time prior to the date of such amendment agreement).
(D)	By an amendment and restatement agreement dated 19 May 2023 (the "May 2023 Amendment and Restatement Agreement"), the Parties agreed to amend and restate the Original Facility Agreement (as amended from time to time prior to the date of such amendment) for the purpose of, inter alia, documenting the transition from LIBOR to SOFR.
(E)	By a supplemental agreement dated 24 October 2023 (the "October 2023 Amendment Agreement"), the parties thereto agreed to amend and supplement the Facility Agreement (as defined below) purposes of, inter alia, documenting the consequential amendments to be made to the Facility Agreement in connection with the redomiciliation of, amongst others, the Borrower and the Shareholder/Charterer.
(F)	The Parties have agreed to amend and supplement the Facility Agreement and the Guarantee as set out in this Agreement for the purposes of, inter alia, updating and replacing the Bareboat Charter, amending certain financial covenants and certain other related provisions under the Facility Agreement and the Guarantee.
Operative Provisions
1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement.
"Bareboat Charter" means the bareboat charter agreement to be executed by the Effective Date by the Borrower as owner and the Charterer as bareboat charterer.
"Effective Date" means the date on which the Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in Clause 2.1 (Conditions Precedent).
"Facility Agreement" means the Original Facility Agreement, as amended from time to time, including as amended pursuant to the 2020 Amendment Agreement, as amended and restated pursuant to the 2021 Amendment and Restatement Agreement, as further amended pursuant to the December 2021 Amendment Agreement, as further amended by the December 2022 Amendment Agreement, as further amended and restated by the May 2023 Amendment and Restatement Agreement and as further amended by the October 2023 Amendment Agreement and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent and the SACE Agent.
"November 2023 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by this Agreement.
"November 2023 Finance Documents" means this Agreement and each November 2023 Fee Letter.
"Obligors" means the Borrower, the Guarantor, the Holding, the Charterer and the Shareholder.
"Original Facility Agreement" means the facility agreement dated 18 July 2008 and made among (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent and the SACE Agent, as amended pursuant to a supplemental agreement dated 25 October 2010 and an amendment and restatement agreement dated 31 October 2014.
"Party" means a party to this Agreement.

"SACE" means SACE S.p.A., an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.

"Supplemental Tripartite General Assignment" means the general assignment entered into on or around the Effective Date and made between the Borrower as owner, the Charterer as bareboat charterer and the Security Trustee.

1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement other than SACE, who may enforce or enjoy the benefit of and rely on the provisions of this Agreement and the Amended Facility Agreement subject to the provisions of the Third Parties Act.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE) is not required to rescind or vary this Agreement at any time.

For the avoidance of doubt and in accordance with clause 34.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.5 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.
2	Conditions Precedent
2.1	The Effective Date cannot occur unless:
(a)	the Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent;
(b)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;
(c)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 19 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 17.3 (Mandatory prepayment) of the Facility Agreement or Deferral Prepayment Event shall have occurred and be continuing or would result from the amendment of the Facility Agreement pursuant to this Agreement; and
(d)	the Agent is satisfied that the Effective Date can occur and has not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.
2.2	Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Agent shall provide the Borrower and the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 3 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.
2.3	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent provides the certificate described in Clause 2.2 above, the Creditor Parties authorise (but do not require) the Agent to execute and provide such certificate. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.
3	Representations
3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 13 (Representations and warranties) of the Amended Facility Agreement and updated with appropriate modifications to refer to the November 2023 Finance Documents.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing.

4	Amendments to Facility Agreement and other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	In clause 1.1 (Definitions), the following definitions shall be added in alphabetical order:
(i)	"2023 Side Letter" means the side letter to this Agreement dated 9 November 2023 from the Agent to the Borrower and Oceania Cruises as charterer pursuant to which the Third Supplemental Tripartite General Assignment was executed.
(ii)	"Fourth Supplemental Tripartite General Assignment" means fourth priority assignment dated on or about the date of the November 2023 Amendment Agreement, supplemental to the Tripartite General Assignment (as previously supplemented by the Supplemental Tripartite General Assignment, as further supplemented by the Second Supplemental Tripartite General Assignment and as further supplemented by the Third Supplemental Tripartite General Assignment) and made between the parties to the Tripartite General Assignment.
(iii)	"November 2023 Amendment Agreement" means the amendment to this Agreement dated 30 November 2023 between, amongst others, the Borrower, the Agent and the SACE Agent.
(iv)	"November 2023 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the November 2023 Amendment Agreement.
(v)	"Permitted Intercompany Arrangements" means any intercompany Financial Indebtedness or operating arrangement which, from an accounting perspective, has the effect of an intercompany Financial Indebtedness between or among members of the Group.
(vi)	"Third Supplemental Tripartite General Assignment" means third priority assignment dated on or about the date of the 2023 Side Letter, supplemental to the Tripartite General Assignment (as previously supplemented by the Supplemental Tripartite General Assignment, and as further supplemented by the Second Supplemental Tripartite General Assignment) and made between the parties to the Tripartite General Assignment.
(b)	In clause 1.1 (Definitions) the following definitions shall be deleted and replaced as follows:

"Supplemental Security Document" means each of:

(a)	the Supplemental Tripartite General Assignment;
(b)	the Second Supplemental Tripartite General Assignment;
(c)	the Third Supplemental Tripartite General Assignment;
(d)	the Fourth Supplemental Tripartite General Assignment; and
(e)	the Mortgage Addenda.

"Finance Documents" means:

(a)	this Agreement;
(b)	the 2014 Amending and Restating Agreement;
(c)	the 2020 Amendment Agreement;
(d)	the 2021 Amendment and Restatement Agreement;
(e)	the December 2021 Amendment Agreement;
(f)	the December 2022 Amendment Agreement;
(g)	the May 2023 Amendment and Restatement Agreement;
(h)	the October 2023 Amendment Agreement;
(i)	the November 2023 Amendment Agreement;
(j)	the 2023 Side Letter;
(k)	the LLC Interests Deed;
(l)	the December 2021 Fee Letters;
(m)	the Deferral Fee Letters;
(n)	the December 2022 Fee Letters;
(o)	the November 2023 Fee Letters;
(p)	the Approved Manager's Undertaking;
(q)	any External Management Agreement Assignment;
(r)	any Fee Letter;
(s)	the Guarantee;
(t)	the Letter of Credit;
(u)	the Mortgage;

(v)	the Mortgage Addenda;
(w)	the Post-Delivery Assignment;
(x)	the SACE Reimbursement Agreement;
(y)	the Supplemental Security Documents;
(z)	any Time Charter Assignment;
(aa)	any Transfer Certificate;
(bb)	the Tripartite General Assignment; and
(cc)	any other document (whether creating a Security Interest or not) which is designated as a Finance Document by agreement between the Borrower and the Agent or which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition.
(c)	Clause 14.30 (New capital raises or financing) shall be deleted and replaced as follows:

"

(a)	Save as provided below:
(i)	no new debt shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis), during the period up to and including the 2021 Deferral Final Repayment Date

(b)	The restrictions in paragraph (a) of this Clause 14.30 (New capital raises or financing) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, shall be on terms resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; or a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt provided prior to 31 December 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt being raised on or after 31 December 2023 to support the Group with the impact of the Covid-19 pandemic made with the prior written consent of SACE;
(iv)

any debt being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)

any debt being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt otherwise agreed by SACE; or
(viii)	any Permitted Intercompany Arrangements;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE;
(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD 40,000,000 during any twelve-month period, it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD 150,000,000 for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated prior to 31 December 2022 to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)

without prejudice to Clause 14.10 (Mergers) of this Agreement and clause 11.13 (No merger etc.) of the Guarantee, the issuance of shares or limited liability company interests, as applicable, by any Group member to another Group member; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, shares or limited liability company interests or obligations of any corporation or other entity."

(b)	The following provision shall be added to the end of paragraph (a) of clause 33.2 (Addresses for communications):

“with a copy to:

Walkers Corporate (Bermuda) Limited

Address: Park Place, 55 Par-la-Ville Road, Hamilton, HM 11, Bermuda

Email: [*]”

and the remaining clauses will be renumbered and all relevant cross references will be updated accordingly.

4.2	Specific amendments to Guarantee

With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	In clause 1.2 (Construction of certain terms) of the Guarantee, the following definition shall be added:

"Permitted Intercompany Arrangements" means any intercompany Financial Indebtedness or operating arrangement which, from an accounting perspective, has the effect of an intercompany Financial Indebtedness between or among members of the Group.

(b)	Clause 11.15 (Financial Covenants) shall be deleted and replaced as follows:

"11.15 Financial Covenants

(a)

The Guarantor will not permit the Free Liquidity to be less than fifty million Dollars ($50,000,000) at any time, save that until 30 September 2026, this amount shall be increased to two hundred and fifty million Dollars ($250,000,000).

(b)

The Guarantor will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time, save that from 1 January 2023 until 30 June 2028 (included), this ratio shall be computed in accordance with the table below:

(a)Total Net Funded Debt to Total Capitalization	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026

0,93	0,92	0,91	0,91	0,91	0,90	0,88	0,87	0,87	0,87	0,85	0,84	0,84	0,82	0,80
4Q 2026	1Q 2027	2Q 2027	3Q 2027	4Q 2027	1Q 2028	2Q 2028	3Q 2028
0,80	0,79	0,77	0,76	0,75	0,73	0,72	0,70

(c)

The Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than one hundred million Dollars ($100,000,000), save that from 1 January 2023 until 30 September 2026, this amount shall be increased to three hundred million Dollars ($300,000,000)."

(c)	Clause 11.19 (New capital raises or financing) shall be deleted and replaced as follows

"

(a)	Save as provided below, during the period up to and including the 2021 Deferral Final Repayment Date:
(i)	no new debt shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis).

(b)	The restrictions in paragraph (a) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, which shall be on terms resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt provided prior to 31 December 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt being raised on or after 31 December 2023 to support the Group with the impact of the Covid-19 pandemic made with the prior written consent of SACE;

(iv)

any debt being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)

any debt being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt otherwise agreed by SACE;
(viii)	any Permitted Intercompany Arrangement;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE;
(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD 40,000,000 during any twelve-month period, it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD 150,000,000 for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)

without prejudice to clause 14.10 (Mergers) of the Loan Agreement and Clause 11.13 (No merger etc.), the issuance of shares or limited liability company interests, as applicable, by any Group member to another Group member; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, shares or limited liability company interests or obligations of any corporation or other entity.", and the remaining clauses will be renumbered and all relevant cross references will be updated accordingly.

4.3	Guarantor confirmation

On the Effective Date the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended and supplemented by this Agreement;
(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and
(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended and supplemented by this Agreement.
4.4	Holding confirmation

On the Effective Date, the Holding confirms that, notwithstanding the amendments made to the Finance Documents pursuant to this Agreement, the undertakings given by Holding under the Guarantee shall remain in full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended and supplemented by this Agreement.

4.5	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;
(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which they are a party);
(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.
4.6	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement, as amended and supplemented pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);
(b)	in the case of the Guarantee, as amended and supplemented pursuant to Clause 4.2 (Specific amendments to Guarantee);
(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;

(d)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and
(e)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.
5	Indemnity

In consideration of the Creditor Parties, at the request of the Borrower, entering into this Agreement and the transactions contemplated thereby, each Obligor hereby jointly and severally undertakes to indemnify each Creditor Party and keep it indemnified fully at all times against all claims, demands, actions, proceedings, damages, losses, costs and expenses which are made or brought against or incurred by a Creditor Party in consequence of or in connection with:

(a)	that Creditor Party’s participation in or performance of its obligations under this Agreement and the other agreements and transactions contemplated thereby;
(b)	this Agreement or the entry into the Bareboat Charter; or
(c)	any steps or actions or any failure to act by an Obligor in respect of any matter connected with or arising out of this Agreement or the entry into the Bareboat Charter (including, without limitation, the payment or non-payment of any Tax, the preparation and filing of any tax return or tax computation or the preparation of any financial statements) or any treatment or determination by any authority or regulator in respect thereof.
6	Further Assurance

Clause 14.19 (Further assurance) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Costs, Expenses and Fees
(a)	Clause 12.6 (Transaction costs) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
(b)	The Borrower shall pay to the Agent (for the account of each Lender) such fees in the amount and at the times specified in the relevant November 2023 Fee Letters.
8	Notices

Clause 33 (Notices) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement
12.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
12.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints Hannaford Turner LLP, currently of 107 Cheapside, London, EC2V 6DN UK, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Execution Pages

BORROWER

SIGNED by)/s/ Daniel S. Farkas

as attorney-in-fact)Daniel S. Farkas

for and on behalf of)

MARINA NEW BUILD, LLC )

GUARANTOR

SIGNED by)/s/ Daniel S. Farkas

duly authorised)Daniel S. Farkas

for and on behalf of)

NCL CORPORATION LTD. )

HOLDING

SIGNED by)/s/ Daniel S. Farkas

duly authorised)Daniel S. Farkas

for and on behalf of)

NORWEGIAN CRUISE LINE )

HOLDINGS LTD.)

CHARTERER

SIGNED by)/s/ Daniel S. Farkas

duly authorised)Daniel S. Farkas

for and on behalf of)

OCEANIA CRUISES LTD. )

SHAREHOLDER

SIGNED by)/s/ Daniel S. Farkas

duly authorised)Daniel S. Farkas

for and on behalf of)

OCEANIA CRUISES LTD. )

LENDERS

SIGNED by )/s/ Anne-Laure Orange

duly authorised )Anne-Laure Orange

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK )

)/s/Jérôme Leblond

)Jérôme Leblond

SIGNED by )/s/ Jihanne Flegean-Kihal

duly authorised )Jihanne Flegean-Kihal

for and on behalf of)

SOCIÉTÉ GÉNÉRALE )

MANDATED LEAD ARRANGERS

SIGNED by )/s/ Anne-Laure Orange

duly authorised )Anne-Laure Orange

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK )

)/s/Jérôme Leblond

)Jérôme Leblond

SIGNED by )/s/ Jihanne Flegean-Kihal

duly authorised )Jihanne Flegean-Kihal

for and on behalf of)

SOCIÉTÉ GÉNÉRALE )

AGENT

SIGNED by )/s/ Anne-Laure Orange

duly authorised )Anne-Laure Orange

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK )

)/s/Jérôme Leblond

)Jérôme Leblond

SACE AGENT

SIGNED by )/s/ Anne-Laure Orange

duly authorised )Anne-Laure Orange

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK )

)/s/Jérôme Leblond

)Jérôme Leblond